Exhibit 10.16

SURETY AGREEMENT

THIS SURETY AGREEMENT is made this 29th day of November, 2006 by NEW AGE TRANSLATION, INC., a Delaware corporation (to be known as InfoLogix, Inc., “Guarantor”) in favor of SOVEREIGN BANK (“Bank”).

BACKGROUND

A.            Bank has agreed to extend or continue to extend certain credit facilities to Info Logix Inc., (to be known as InfoLogix Systems Corporation) Embedded Technologies, LLC and Opt Acquisition, LLC (jointly, severally and collectively, “Borrower”), in consideration of, inter alia, the covenants and obligations made and assumed by Guarantor as herein set forth.

B.            Guarantor will benefit directly and indirectly from the extension or continuation of such credit facilities to Borrower.

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, Guarantor irrevocably and unconditionally agrees as follows:

1.             Definitions.  For purposes of this Surety Agreement:

1.1           “Bank Indebtedness” shall mean all obligations, indebtedness and liabilities  of Borrower to Bank of any nature, whether primary, secondary, absolute, contingent, sole, joint, several or joint and several, secured or unsecured, and whether owed to Bank by Borrower as maker, endorser, guarantor, surety or otherwise, and all interest thereon (including without limitation, any interest accruing thereon after maturity, or after the filing of any bankruptcy, insolvency or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all fees, costs and expenses (including attorney’s fees and legal expenses) related thereto, now or at any time or times hereafter existing, contracted or incurred, of or by Borrower to Bank including, without limitation: (a) all obligations of Borrower to Bank under the Loan Documents, and all increases, decreases, extensions, amendments, replacements and renewals of any of such liabilities and obligations; (b) all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank under any agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank, and (c) all obligations of Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest, fees, costs, attorneys’ fees and other sums payable in connection with any of the foregoing.

1.2           “Event of Default” shall include each of the following:

(a)           An Event of Default as defined under the Loan Agreement  or any of the other Loan Documents;

(b)           Guarantor’s failure to perform any of Guarantor’s obligations under this Surety Agreement; and

(c)           Guarantor notifies Bank that Guarantor does not intend to be liable for any future Guaranteed Obligations or contests the validity or enforceability of this Surety Agreement.

1.3           “Guaranteed Obligations” means (a) the full and timely payment of all Bank Indebtedness, and (b) the full, timely and complete compliance with, and punctual performance by Borrower of, each and every obligation, covenant, agreement, representation and warranty to be complied with or performed by Borrower under the Loan Documents.

1.4           “Loan Agreement” means that certain Loan and Security Agreement dated March 16, 2006 by and between Borrower and Bank (as amended by that certain First Amendment and Modification to Loan and Security Agreement dated August 25, 2006, that certain Second Amendment and Modification to Loan and Security Agreement dated October 31, 2006 and as the same may be further amended, modified, supplemented or restated from time to time).

1.5           “Loan Documents” means the Loan Agreement, each of the Notes referenced therein, this Surety Agreement and all other documents executed or delivered by Borrower, Guarantor or any other person or entity in connection with the Loan Agreement or this Surety Agreement, or otherwise evidencing or executed in connection with the Bank Indebtedness, as any of the foregoing may be amended, extended, supplemented or replaced from time to time.

2.             Unlimited Guaranty.

2.1           Unlimited Continuing Guaranty and Suretyship Obligation.  Guarantor guarantees to Bank and becomes a surety to Bank for each of the Guaranteed Obligations.  The liability of Guarantor hereunder is unlimited.  THIS SURETY AGREEMENT IS A CONTINUING GUARANTY AND SURETYSHIP AGREEMENT AND SHALL CONTINUE IN FORCE UNTIL ALL GUARANTEED OBLIGATIONS HAVE BEEN PAID OR SATISFIED IN FULL AS DETERMINED BY BANK AND BANK HAS NO FURTHER OBLIGATION OR COMMITMENT TO ADVANCE SUMS OR EXTEND ANY CREDIT FACILITY TO BORROWER AND ALL SUMS RECEIVED BY BANK IN PAYMENT OF THE BANK INDEBTEDNESS ARE NO LONGER SUBJECT TO RECISSION OR REPAYMENT.  GUARANTOR EXPRESSLY AGREES THAT BORROWER MAY CREATE OR INCUR BANK INDEBTEDNESS AND MAY REPAY AND SUBSEQUENTLY CREATE OR INCUR BANK INDEBTEDNESS, ALL WITHOUT NOTICE TO GUARANTOR, AND GUARANTOR SHALL BE BOUND THEREBY.  ALL ADVANCES TO AND BORROWINGS OF BORROWER FROM BANK SHALL CONSTITUTE ONE SINGLE OBLIGATION GUARANTEED BY GUARANTOR PURSUANT TO THE TERMS HEREOF.

2.2           Exercise of Bank’s Rights.  Guarantor understands and agrees that (a) Bank may, at any time following an Event of Default, at its discretion, proceed against Guarantor and/or any security for this Surety Agreement in such order and manner as Bank shall determine in its sole discretion; (b) Guarantor’s liability under this Surety Agreement is not limited to the value or proceeds realized by Bank from a sale or other liquidation of any collateral for this Surety Agreement; (c) Bank may, at any time following an Event of Default, proceed against any and all assets of Guarantor to obtain payment of the Guaranteed Obligations; and (d) to the extent any collateral for this Surety Agreement secures any other obligations of Guarantor to Bank, Bank may apply such collateral and proceeds thereof to the Guaranteed Obligations and/or such other obligations in such order or manner as Bank shall determine in its sole discretion.

3.             Scope and Duration of Liability.

3.1           Primary Liability.  The Guaranteed Obligations are primary, absolute, independent, irrevocable and unconditional.  This agreement is an agreement of suretyship as well as of guaranty and without being required to proceed first against Borrower or any other person or entity, or against any other security for the Guaranteed Obligations, Bank may proceed directly against Guarantor upon the occurrence of an Event of Default.

3.2           Duration.  This Surety Agreement shall remain in full force and effect until all of the Guaranteed Obligations are fully, finally and irrevocably paid, complied with and performed and until all sums received by Bank thereunder are no longer subject to rescission or repayment upon the bankruptcy, insolvency or reorganization of Borrower or Guarantor.  If at any time a payment or payments by Borrower or Guarantor on any of the Guaranteed Obligations, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made.

3.3           Remedies.  Upon the occurrence of an Event of Default, Guarantor shall immediately pay, comply with and perform such of the Guaranteed Obligations as Bank shall direct, irrespective of whether the Guaranteed Obligations directed by Bank to be paid, complied with and performed by Guarantor are those which gave rise to the Event of Default.

4.             Unconditional Enforceability.

4.1           Enforceability. The Guaranteed Obligations shall be unconditional and irrevocable, irrespective of:

(a)           the genuineness, validity or enforceability of any of the Loan Documents;

(b)           any limitation of liability of Borrower or any other person or entity contained in the Loan Documents;

(c)           the existence of any security given to secure the Loan Documents;

(d)           any change in Borrower’s financial condition, operations, loan status or collateral position;

(e)           the impossibility or illegality of performance on the part of Borrower of Borrower’s obligations under the Loan Documents;

(f)            any defense that may arise by reason of the incapacity or lack of authority of Borrower, any other guarantor or other person or entity or the failure of Bank to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceedings; or

(g)           any other circumstances, occurrences or conditions, whether similar or dissimilar to any of the foregoing, which might otherwise constitute a legal or equitable defense, discharge or release of a guarantor or surety.

4.2           Acceleration.  If Borrower or any other person or entity defaults under the Loan Documents and Bank is prevented from accelerating payment thereunder, either by operation of any bankruptcy laws or otherwise, Bank shall be entitled to receive from Guarantor, upon demand by Bank, the Guaranteed Obligations which would have otherwise been due and payable had such acceleration occurred.

5.             Release/Modification/Information.  Bank may at any time and from time to time, with or without consideration, release or discharge Guarantor, Borrower or any one or more other guarantors of or sureties for any or all of the Guaranteed Obligations, agree to the substitution, exchange or release of all or any part of the collateral securing the Bank Indebtedness, obtain or receive any additional collateral or suretyship obligations securing the Loan Documents, and/or modify, amend, increase, extend, renew or supplement any of the Guaranteed Obligations or the Loan Documents, all without notice to or further consent from Guarantor.  Except as may be expressly agreed to by Bank in writing, none of the foregoing actions shall in any way affect or diminish the liability of Guarantor under this Surety Agreement.  Bank has no obligation or commitment of any kind to inform or advise Guarantor of any information, occurrences or events regarding Borrower or Borrower’s financial condition, operations, loan status or collateral position, including, without limitation, any material adverse change in such financial condition, operations, loan status or collateral position.  Guarantor acknowledges that Guarantor shall be solely responsible for keeping informed as to any of the foregoing matters.

6.             Subrogation.  Guarantor hereby agrees that:

6.1           Subordination.  Any and all rights of subrogation that Guarantor may have against Borrower or against any collateral or security for any Bank Indebtedness, and any and all rights of contribution, indemnity and/or substitution that Guarantor may have against Borrower or any other guarantor or surety, shall be junior and subordinate to all Bank Indebtedness, to any rights that Bank may have against Borrower, to all right, title and interest that Bank may have in any such collateral or security for the Bank Indebtedness, and to any right Bank may have against such other guarantor or surety.  Bank may use, sell or dispose of any item of collateral or security for the Bank Indebtedness as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale of such collateral or security any rights of subrogation that Guarantor may have with respect to such collateral or security shall terminate.

6.2           Limitations.  Until the Guaranteed Obligations shall have been indefeasibly paid in full, Guarantor shall not take, or permit to be taken, any action to exercise (a) any right of subrogation arising in respect of the Guaranteed Obligations, (b) any right of contribution arising in respect of the Guaranteed Obligations that Guarantor may have against any other guarantor or surety of the Guaranteed Obligations, (c) any right to enforce any remedy which Bank now has or may hereafter have against Borrower or (d) any benefit of, and any right to participate in, any security now or hereafter held by Bank.  If any amount shall be paid to Guarantor on account of such subrogation or contribution rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Bank and shall forthwith be paid over to Bank to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

7.             Subordination of Other Obligations.  The advance of any sums to Borrower by Guarantor, together with all indebtedness of Borrower, now owed or hereafter incurred, to Guarantor shall be and hereby are subordinated in payment and in all other respects to all Bank Indebtedness. If

Guarantor collects any of such sums or indebtedness from Borrower at any time when an Event of Default exists, or when there exists any event which with the passage of time, delivery of notice or both would constitute an Event of Default, or when it is reasonably foreseeable that the payment of such sums to Guarantor will render Borrower financially unable to duly perform any of Borrower’s subsequent obligations under the Loan Documents, such collected funds shall be deemed collected and received by Guarantor in trust for Bank and shall be paid upon demand to Bank for application, when received, on account of Borrower’s obligations under the Loan Documents. Nothing herein contained shall be construed to give Guarantor any rights of subrogation in or to the Loan Documents or in all or any part of Bank’s interest in the Loan Documents.

8.             Representations.  Guarantor represents and warrants to Bank that:

8.1           Valid Organization; Good Standing and Qualification.  Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the collateral, assets, business, operations or financial condition of Guarantor or the ability of Guarantor to perform its obligations under this Surety Agreement or the other Loan Documents.

8.2           Due Authorization; No Legal Restrictions.  The execution and delivery by Guarantor of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents:  (a) have been duly authorized by all requisite corporate action of Guarantor, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Guarantor’s Certificates or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which Guarantor is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

8.3           Enforceability.  The Loan Documents have been duly executed by Guarantor and delivered to Bank and constitute legal, valid and binding obligations of Guarantor, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors’ rights generally.

8.4           No Default Under Other Obligations, Orders or Governmental Regulations.  Guarantor is not in violation of its Certificate or Articles of Incorporation or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any indebtedness or obligation or pursuant to which any such indebtedness or obligations are issued and Guarantor is not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

8.5           Governmental Consents.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Guarantor is required in connection with the execution, delivery or performance by Guarantor of the Loan Documents or the consummation of the transactions contemplated thereby.

8.6           Review of Loan Documents.  Guarantor’s authorized officers have either examined the Loan Documents or have had an opportunity to examine the Loan Documents and Guarantor has waived the right to examine them.

8.7           Benefit.  Guarantor has a direct financial interest in Borrower and will benefit directly and indirectly from the execution of the Loan Documents.

8.8           Independent Review.  Guarantor has executed this Surety Agreement after conducting its own independent review and analysis of the financial condition and operations of Borrower, and Guarantor has not relied upon any representation, statement or information of or from Bank in connection with the same.

8.9           Judgments.  There are no judgments outstanding or actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

8.10         Taxes.  Guarantor has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them.  Such tax returns are complete and accurate in all respects.

8.11 Compliance.  Guarantor is currently in compliance with all of the terms and conditions of the Loan Documents.

8.12         Accuracy of Loan Documents.  No representation or warranty by Guarantor contained herein or in any certificate or other document furnished by Guarantor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.  There is no fact which Guarantor knows or should know and has not disclosed to Bank, which does or may materially and adversely affect Guarantor.

9.             Covenants.  Guarantor will deliver or cause to be delivered to Bank, with reasonable promptness, all such data and information in respect of the condition, operation and affairs of Guarantor as Bank may request from time to time.

10.           Cross-Default.  Guarantor covenants and agrees that (a)  the occurrence of an Event of Default shall constitute a default by Guarantor under any other agreements between Bank and Guarantor, whether now existing or hereafter arising; and (b)  the occurrence of a default or event of default under any other agreements between Bank and Guarantor, whether now existing or hereafter arising, shall constitute an Event of Default hereunder.

11.           CONFESSION OF JUDGMENT.  GUARANTOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY

COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR GUARANTOR AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, IN ANY ACTION BROUGHT AGAINST GUARANTOR ON THIS SURETY AGREEMENT AT THE SUIT OF BANK, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST GUARANTOR FOR THE ENTIRE UNPAID AMOUNT OF THE GUARANTEED OBLIGATIONS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY’S COLLECTION COMMISSION OF FIFTEEN PERCENT (15%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN FIVE THOUSAND DOLLARS ($5,000.00); AND FOR SO DOING THIS SURETY AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXTINGUISHED BY ANY EXERCISE THEREOF, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES DURING THE DURATION OF THIS SURETY AGREEMENT.  GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS SURETY AGREEMENT.  GUARANTOR KNOWINGLY WAIVES GUARANTOR’S RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF GUARANTOR IN THE COUNTY IN WHICH SUCH JUDGMENT IS ENTERED AND THAT EXECUTION MAY IMMEDIATELY BE ISSUED ON THE JUDGMENT TO GARNISH, LEVY ON OR ATTACH ANY PERSONAL PROPERTY OF GUARANTOR.

GUARANTOR WAIVES AND RELINQUISHES ALL ERRORS, DEFECTS AND IMPERFECTIONS IN THE ENTRY OF JUDGMENT AS AFORESAID, OR IN ANY PROCEEDING PURSUANT THERETO, AND ALL BENEFITS THAT MAY ACCRUE TO GUARANTOR BY VIRTUE OF ANY LAW OR RULE OF COURT RELATING TO A STAY OF EXECUTION OR EXEMPTING ANY PROPERTY FROM LEVY OR SALE UNDER EXECUTION.

12.           Notices.  All notices, requests and other communication made or given in connection with this Surety Agreement shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual, division or department to whose attention notices to a party are to be addressed, or by private carrier, or by registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first class mail, in all cases with postage prepaid, addressed as follows until some other address (or individual, division or department for attention) shall be designated by notice given in accordance with this paragraph:

To Guarantor:	New Age Translation, Inc.
101 East County Line Road, Suite 210
Hatboro, PA 19040
Attention: David T. Gulian, Chief Executive Officer
Telecopy No. (215) 604-0695

With a copy to:	Drinker Biddle & Reath, LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
Attention: Guy Winters, Esquire
Telecopy No. (215) 988-2757

To Bank:	Sovereign Bank
Centre Square West, 25th Floor
1500 Market Street
Philadelphia, PA 19102
Attention: Steven G. Fahringer
Telecopy Number: 215-568-9587

With a copy to:	Wolf, Block, Schorr and Solis-Cohen
1650 Arch Street
22nd Floor
Philadelphia, PA 19103
Attention: Richard Zucker, Esquire
Telecopy Number: (215) 405-3908

13.           Set-Off.  Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Guarantor now or at any time in Bank’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Guaranteed Obligations.  At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower or Guarantor against any or all of the Guaranteed Obligations.

14.           Cumulative Remedies.  The rights, remedies, powers and privileges provided to Bank herein or in any of the Loan Documents shall not be deemed exclusive, but shall be cumulative and shall be in addition to any other rights, remedies, powers and privileges of Bank at law or in equity.

15.          Waivers.  Guarantor hereby fully, finally, unconditionally and irrevocably waives the following:

15.1        Notices.  Notice of acceptance of this Surety Agreement by Bank and any notice of the incurring by Borrower of any Guaranteed Obligations; presentment for payment, notice of nonpayment or demand, demand, protest, notice of protest and notice of dishonor or default to any party including Borrower and Guarantor; notice of any change in Borrower’s financial condition, operations, loan status or collateral position; notice of any of the actions described in Section 5 hereof; and all other notices to which Guarantor may be entitled but which may legally be waived.

15.2        Demand.  Demand for payment as a condition of liability under this Surety Agreement.

15.3        Disability.  Any disability of Borrower or defense available to Borrower, including absence or cessation of Borrower’s liability for any reason whatsoever.

15.4        Defenses.  Any defense or circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety, including, without limitation, any obligation of Bank to proceed against Borrower prior to exercising its rights against Guarantor hereunder.

15.5        Possession/Marshalling.  Any demand for possession of any collateral and any and all rights to subrogation or realization on any of Borrower’s property, including any right to require or participate in the marshalling of Borrower’s assets.

15.6        Termination.  Any and all right to terminate Guarantor’s obligations hereunder by delivery of written notice to Bank or otherwise.

15.7        Limitations on Actions.  All benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof, from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceedings, or otherwise providing for any valuation, appraisal or exemption.

15.8        Bond.  Any requirement for bonds, security or sureties required by statute, court rule or otherwise.

15.9        Expenses.  All rights to claim or recover attorney’s fees and costs in the event that Guarantor is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

15.10      Imperfections.  Any and all errors, defects and imperfections in any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to any of the Loan Documents or the transactions contemplated therein.

16.           Delay or Omission Not Waiver.  Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege.  No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank.  No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof.  No course of dealing between Bank and Borrower or Guarantor shall operate as or be deemed to constitute a waiver of Bank’s rights under the Loan Documents or affect the duties or obligations of Borrower or Guarantor.

17.           Binding Effect.  This Surety Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

18.           Prior Guaranties.  Nothing contained in this Surety Agreement is intended to release, supersede, modify or otherwise affect any other guaranty or suretyship agreement from Guarantor to Bank.

19.           Construction.  For purposes of this Surety Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine as the context may require.

20.           Severability.  The provisions of this Surety Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

21.           Governing Law.  This Surety Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth without regard to conflict of law principles.

22.           Joint and Several Liability.  All obligations of Guarantor hereunder are joint and several with those of any other guarantor of or surety for all or any part of the Guaranteed Obligations.

23.           Counterparts.  This Surety Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Surety Agreement by signing any such counterpart.

24.           Submission to Jurisdiction.  Guarantor hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to Bank’s election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Guarantor waives any objection which Guarantor may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon Guarantor, and consents that all such service of process be made by mail or messenger directed to Guarantor at the address set forth in Section 12.  Nothing contained in this Section 24 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Guarantor or Guarantor’s property in the courts of any other jurisdiction.

25.           JURY TRIAL WAIVER.  GUARANTOR AND BANK, BY ITS ACCEPTANCE HEREOF, WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTOR OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  GUARANTOR AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE LOAN DOCUMENTS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO

CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENTS AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

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IN WITNESS WHEREOF, Guarantor has caused this Surety Agreement to be executed the day and year first above written.

NEW AGE TRANSLATION, INC.

By:	John Fahlberg
Name/Title: John Fahlberg, President